Exhibit 99.1

                [THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD]

April 27, 2004                                     For More Information Contact:
                             Mark D. Curtis, Senior Vice President and Treasurer
                                                        (516) 671-4900, Ext. 556

                             PRESS RELEASE IMMEDIATE
                 THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES
                             FIRST QUARTER EARNINGS

      Glen Head, New York, April 27, 2004 - During the first quarter of 2004 the Corporation experienced continued growth in the average balances of several key deposit and loan products. When compared to the same quarter last year, checking balances grew 16%, or $39.7 million, and residential mortgage balances, including home equity lines, grew 37%, or $47.4 million. In addition, money-market-type savings balances were up 6%, or $19.5 million, and attorney escrow balances were up 57%, or $6.1 million. This growth, along with the continued impact of strategy changes made during the latter half 2003 with respect to the Corporation's securities portfolio, were the most significant items that positively impacted earnings in the current quarter and helped to offset the negative impact of low interest rates.

      For the first quarter of 2004 the Corporation earned 71 cents per share as compared to 74 cents earned in the same quarter last year. Excluding an unusually large commercial mortgage prepayment fee that accounted for 8 cents of first quarter 2003 earnings, earnings for the current quarter are up 5 cents, or 8%. Despite the first quarter increase, the negative influence on earnings of low interest rates continues. Net interest margin decreased by .67% from 5.02% in the first quarter of 2003 to 4.35% for the current quarter. As cautioned in the past, net interest margin should be further negatively impacted whether interest rates continue at the present level, decline further, or increase. If, however, interest rates do increase, net interest margin should eventually be positively impacted.

                            BALANCE SHEET INFORMATION

                                                         3/31/04       12/31/03
                                                        ---------     ----------
                                                             (in thousands)

Total Assets .......................................     $923,502      $914,264

Net Loans ..........................................      322,084       319,519

Investment Securities ..............................      512,183       519,427

Checking Deposits ..................................      300,940       297,454

Savings and Time Deposits ..........................      485,976       479,701

Total Stockholders' Equity .........................       93,442        89,291


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                          INCOME STATEMENT INFORMATION

                                                            Three Months Ended
                                                          ----------------------
                                                           3/31/04      3/31/03
                                                          ---------    ---------
                                                          (in thousands, except
                                                              per share data)

Net Interest Income ....................................    $8,565      $8,472
Provision For Loan Losses ..............................       100          75
                                                            ------      ------
    Net Interest Income After Loan
      Loss Provision ...................................     8,465       8,397
                                                            ------      ------

Noninterest Income .....................................     1,559       1,485
Noninterest Expense ....................................     6,031       5,685
                                                            ------      ------
  Income Before Income Taxes ...........................     3,993       4,197
Income Tax Expense .....................................     1,019       1,104
                                                            ------      ------
  Net Income ...........................................    $2,974      $3,093
                                                            ======      ======

Earnings Per Share:
  Basic ................................................    $  .73      $  .75
  Diluted ..............................................    $  .71      $  .74

      This earnings release contains "forward-looking statements" within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Act of 1934. Such statements are generally contained in sentences including the words "may" or "expect" or "could" or "should" or "would" or "believe". The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements. In addition, the Corporation assumes no duty to update forward-looking statements.

      For more detailed financial information please see the Corporation's Form 10-Q for the quarterly period ended March 31, 2004. The Form 10-Q will be available on or before May 10, 2004 and can be obtained from our Finance Department located at 10 Glen Head Road, Glen Head, New York 11545, or you can access Form 10-Q by going to our website at www.fnbli.com and clicking on "About Us", then clicking on "SEC Filings", and then clicking on "Corporate SEC Filings."


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